Exhibit 32.2

Certification of Principal Financial Officer
pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

In connection with the Quarterly Report of PAR Technology Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bryan A. Menar, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2017

/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)